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                                     Exhibit 4.03






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                         CCC INFORMATION SERVICES GROUP INC.
                                  STOCK OPTION PLAN

1.  PURPOSE
    The purpose of this Stock Option Plan (the "Plan") is to promote the growth and general prosperity of CCC Information Services Group Inc., a Delaware corporation ("the Company") and its direct and indirect subsidiaries, including CCC Information Services Inc., a Delaware corporation ("CCC"), and subsidiaries of CCC (collectively the "Companies"). Under the Plan, certain employees of the Companies will be eligible to receive grants of options to purchase shares of the Company common stock as an incentive to contribute to the success of the Companies.

2.  DEFINITIONS
    Unless the context clearly indicates otherwise, the following terms, when used in the Plan, shall have the meanings set forth in this Section 2. Wherever used in the Plan, words in the masculine gender shall be deemed to refer to females as well as males, and unless the context clearly indicates otherwise, words in the singular shall be deemed to refer also to the plural.
    (a)  "Commencement Date" shall mean the date on which an Option is granted.
    (b) "Committee" means the Compensation Committee of the Board of Directors of the Company or such other committee as the Board by resolution shall designate.

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    (c)  "Common Stock" means the $.10 par value per share common stock of the
         Company.
    (d)  "Disabled" means "permanently and totally disabled" as defined in
         Section 105(d) of the Internal Revenue Code of 1986.
    (e)  "Employee" means an employee of at least one of the Companies.
    (f) "Exercise Price" means either, as the context requires, the price per Share (fair market value as of the date an Option is granted as determined by the Committee) that shall be tendered to the Company upon exercise of the Option, or the aggregate price that shall be tendered to the Company in payment for Shares upon exercise of an Option or a portion of the Option.
    (g) "Grantee" means an individual to whom an Option is granted under the Plan.
    (h)  "Option" means a right granted to purchase Shares under the Plan.
    (i) "Stock Option Agreement" means the written instrument embodying an agreement between the Company and a Grantee, as provided in the Plan, evidencing the grant of an Option to the Grantee.
    (j) "Plan" means the CCC Information Services Group Inc. Stock Option Plan as set forth herein, as may be amended from time to time.
    (k)  "Shares" means shares of Common Stock.

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3.  ADMINISTRATION
    The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall have authority to do everything necessary or appropriate to administer the Plan including, without limitation, interpreting the Plan. The Committee may take action only upon the agreement of a majority of its members then in office. Any action taken by the Committee through a written instrument signed by a majority of its members then in office shall be effective as though taken at a meeting duly called and held. All decisions, determinations, and interpretations of the Committee shall be final and binding on all concerned.

4.  SHARES OF COMMON STOCK ELIGIBLE FOR ISSUANCE UNDER THE PLAN
    Subject to the provisions of Section 10, the aggregate number of Shares that may be issued upon the exercise of Options granted under the Plan is 2,173,240. Such Shares may be either authorized, but unissued Shares, or Shares issued and thereafter reacquired by the Company.

5.  ELIGIBILITY
    Options shall be granted for Shares in the amounts, at the Exercise Price, and to the Employees as determined in the sole discretion of the Committee.


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6.  EFFECTIVE DATE
    The Plan became effective upon its adoption by resolution of the holders of the majority of securities entitled to vote of the Company.

7.  DURATION OF OPTION
    (a) The proper officers of the Company shall execute and deliver to each Grantee a written Stock Option Agreement which shall be executed by the Grantee and which shall state the total number of Shares subject to the Option, the Exercise Price for such Shares, any provisions relating to vesting of the Option and such other provisions as the Committee in each instance shall deem appropriate and not inconsistent with any of the provisions of the Plan.
    (b) The maximum term of each Option granted under the Plan shall not exceed 10 years commencing on the date set forth in the Stock Option Agreement (the "Commencement Date"). Notwithstanding the maximum 10-year term, all Options granted under the Plan shall expire sooner as follows:
         (i) If the employment of a Grantee is terminated for any reason other than as specified in subparagraphs (ii), (iii) or (iv) hereof, then the Option will expire on the thirtieth (30th) day after the date of such termination.
         (ii) Subject to subparagraphs (iii) and (iv) hereof, if the Grantee retires from the Companies at an age at which such Grantee would be eligible to receive benefits under the

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    Federal Social Security Act or retires with the consent of the Board of Directors of the Company, the Option will expire three (3) months after the date of termination.
         (iii) Subject to subparagraph (iv) hereof, if a Grantee becomes Disabled while serving in his capacity as an Employee, the Option will expire twelve (12) months after the date of termination of the Employee's employment as the result of having become Disabled.
         (iv) If a Grantee dies while serving as an Employee, or if the Grantee dies within twelve (12) months after termination of service in accordance with subparagraph (iii) hereof, or if the Grantee shall die within three
    (3) months after termination of service in accordance with subparagraph
    (ii) hereof, the Option will expire twelve (12) months after the date of death.
Following termination of employment for any reason, no Option shall become exercisable except to the extent such Option was exercisable on the date of such termination.

8.  EXERCISE OF OPTION
    (a) Options shall be exercised by delivering or mailing at the time of exercise to the Committee:
         (1) A notice, in the form and manner prescribed by the Committee, specifying the number of shares to be purchased under an Option, and

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         (2)  Payment in full of the Exercise Price for the Shares so purchased by (i) a money order, cashiers check or certified check payable to the Company, (ii) shares of Common Stock owned by the Grantee (duly endorsed), or (iii) such other form of payment as shall be determined by the Committee to be acceptable. Any shares delivered to the Company as payment for Shares upon exercise of the Option shall be valued at their fair market value as of the date of exercise of the Option as determined by (A) reference to prices quoted on a public exchange for the Common Stock or,
    (B) if no such quotation exists, as determined by the Committee in its sole discretion.
    (b) All Options granted under the Plan shall be subject to a vesting schedule, which shall be determined in the discretion of the Committee, except that each Option granted under the Plan shall be immediately exercisable on the Commencement Date with respect to such percentage of the Shares subject to each Option as shall be determined at the discretion of the Committee.
    (c) No Option shall be exercisable in whole or in part and no certificates representing Shares subject to the Option shall be delivered at any time that the Company shall determine that the satisfaction of withholding tax or other withholding liabilities is necessary or desirable, unless and until such withholding shall have been effected.

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    (d)  Options shall be exercisable only with respect to whole Shares and shall not be exercisable with respect to fractional Shares.

9.  EFFECT OF MERGER OR OTHER REORGANIZATION
    If the Company shall be involved in a merger, consolidation or other reorganization, a Grantee shall be entitled, whether or not the Company is the surviving corporation, to receive an option to purchase the same number of shares (or a fraction of a share) in the surviving corporation that a holder of a number of Shares equal to the total number of Shares that a Grantee could purchase, in accordance with the provisions relating to vesting as referenced in Sections 7 and 8, would be entitled to receive under the terms of the merger or consolidation. Options granted under this Section. 9 shall be deemed granted on the date the original Options were granted for purposes of Section 8(b). If the Company is not the surviving corporation, the surviving corporation (the "Successor") shall succeed to the rights and obligations of the Company under this Plan, including, without limitation, Section 16.

10. ADJUSTMENT PROVISIONS     If any subdivision or combination of shares of
Common Stock or any stock dividend occurs after the adoption of the Plan, the Committee shall make such proportionate adjustments as are appropriate in the number of shares of Common Stock that may be issued under Section 4 and in the Exercise Price of, and the number

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of Shares underlying, outstanding Options in order to prevent the dilution or enlargement of the rights of any Grantee.

11. ISSUANCE OF SHARES OF COMMON STOCK
    Upon receipt of the notice of exercise and payment of the Exercise Price, the Company shall, subject to the provisions of Section 8(c), promptly issue to the Grantee a certificate or certificates for the Shares purchased, without charge to him for issue or transfer tax. Until the issuance of such certificates, no right to vote or receive dividends or other distributions nor any other rights as a stockholder of the Company shall exist with respect to Shares receivable notwithstanding the exercise of the Option. Except as provided in Section 10, no adjustment shall be made for distribution or other rights for which the record date is prior to the date a Common Stock certificate is issued.

12. NONASSIGNABILITY
    Options shall be exercisable only by the Grantee or, in the case of the Grantee's death or incapacity, the Grantee's executors, administrators, guardians or other legal representatives and shall not be assignable or transferable by him, and no other person shall acquire rights therein.

13. AMENDMENT OR TERMINATION OF THE PLAN
    (a) The Committee may amend the Plan from time to time in such respects as the Committee may deem advisable. Any such

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amendment may apply to any Options that were granted before the date such amendment is adopted, but that have not been exercised as of the date such amendment is adopted, provided that no such amendment shall change the number of Shares subject to, or the Exercise Price of, any such Option. No such amendment shall affect any Option that has been exercised before the date
such amendment is adopted.     (b)  The Committee may terminate the Plan at
any time. The termination of the Plan shall not affect Options previously granted and such Options shall remain in full force and effect as if the Plan had not been terminated.

14. AGREEMENT AND REPRESENTATIONS OF GRANTEE
    As a condition to the exercise of any portion of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or otherwise distribute such Shares. The Shares shall not be offered, sold, transferred, pledged or otherwise disposed of by the person exercising the Option in the absence of registration, or the availability of an exemption from registration, under the Securities Act of 1933. No such offer, sale, transfer, pledge or other disposition may be made without prior written opinion of counsel for the Company that such offer, sale, transfer, pledge or other disposition will not violate the Securities Act of 1933 or other applicable securities law, rule or

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regulation of any jurisdiction. The foregoing restriction shall be indicated
by legend on the certificates representing such shares of Common Stock.

15. [RESERVED]

16. TAX CONSIDERATIONS
    All options granted under the Plan are not intended to qualify, and shall not be treated as, "incentive stock options" as such term is defined in Section 422 of the Internal Revenue Code of 1986.

17. RESERVATION OF SHARES
    The Company, during the term of this Plan, shall at all times reserve and keep available, and shall seek or obtain from any regulatory body having jurisdiction any requisite authority in order to sell, such number of Shares as shall be sufficient to satisfy the requirements of the Plan. Inability of the Company to obtain from any regulatory body having jurisdiction the authority deemed by Company's counsel to be necessary for the lawful sale of any Shares hereunder shall relieve the Company of any liability in respect of the failure to sell such Shares as to which such requisite authority shall not have been obtained.

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18. NOTICE
    All notices delivered pursuant to the Plan shall be in writing, delivered by hand or by first class certified mail, return receipt requested, postage prepaid as specified in the Stock Option Agreement.

19. GOVERNING LAW
    The Plan shall be construed and its provisions enforced and administered in accordance with the laws of the State of Delaware, except to the extent that such laws may be superseded by any Federal law.

                                *   *   *   *   *   *

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


                                STOCK OPTION AGREEMENT
                                   pursuant to the
                         CCC INFORMATION SERVICES GROUP INC.
                                  STOCK OPTION PLAN

         AGREEMENT dated as of _______________ and entered into, in duplicate, by and between CCC Information Services Group Inc., a Delaware corporation ("the Company"), and ___________________ of
____________________________________________________________, an employee of CCC
Information Services Group Inc. or one of its subsidiaries (the "Grantee"). The Company and its subsidiaries are sometimes hereinafter referred to as the "Companies."

         WITNESSETH that:

         WHEREAS, the CCC Information Services Group Inc. Stock Option Plan (the "Plan"), a copy of which is attached hereto, has been duly adopted by action of the Company's Board of Directors; and

         WHEREAS, the Compensation Committee of the Board of Directors of the Company, acting as the Committee referred to in the Plan (the "Committee"), has authorized the granting to the Grantee of a stock option as defined in the Plan (the "Option") to purchase the number of shares of Common Stock of the Company specified herein, upon the terms and subject to the conditions hereinafter set forth, and the Company desires by this instrument to grant said Option and to specify the terms and conditions thereof; and

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         WHEREAS, the shares of the Common Stock of the Company that are covered by the Option hereby granted under the Plan, when added to the other shares of the Common Stock of the Company that are covered by other stock options granted under the Plan, do not exceed the total number of shares of the Common Stock of the Company with respect to which awards are authorized to be granted under the Plan pursuant to Section 4 of the Plan.

         NOW THEREFORE, it is hereby covenanted and agreed by and between the Company and the Grantee as follows:

         SECTION 1. The Company hereby grants to the Grantee an Option to purchase an aggregate of __________ share(s) of the Common Stock of the Company, par value 10 per share (the "Shares"). Subject to all of the terms and conditions hereinafter set forth, such Option shall be irrevocable.

         SECTION 2. The price at which such Option shall be exercisable to purchase the Shares covered by this Agreement shall be _____________________ per Share (the "Exercise Price").

         SECTION 3. Subject to all of the other terms and conditions hereinafter set forth, the Option may be exercised by the Grantee after the respective dates hereinafter specified, but no later than five (5) years from the date of this Agreement, namely:
         (a) On the date hereof the Option may be exercised in respect of twenty percent (20%) of the aggregate number of shares specified in Section 1.

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         (b)  On or after the first (1st) anniversary date of this Agreement the Option may be exercised in respect of an additional twenty percent (20%) of the aggregate number of shares specified in Section 1.
         (c) On or after the second (2nd) anniversary date of this Agreement the Option may be exercised in respect of an additional twenty percent (20%) of the aggregate number of shares specified in Section 1.
         (d) On or after the third (3rd) anniversary date of this Agreement the Option may be exercised in respect of an additional twenty percent (20%) of the aggregate number of shares specified in Section 1.
         (e) On or after the fourth (4th) anniversary date of this Agreement the Option may be exercised in respect of an additional twenty percent (20 %) of the aggregate number of shares specified in Section 1.
         (f) If the Grantee's employment with the Companies terminates for any reason, the Option shall not become exercisable with respect to any additional shares that the Grantee would have been entitled to purchase upon the occurrence of any anniversary date subsequent to the date of termination.

         SECTION 4. Notwithstanding a maximum term of five (5) years, the Option shall expire sooner than the expiration of five (5) years as follows:
         (a) If the employment of the Grantee is terminated for any reason other than as specified in paragraphs (b), (c) or (d)

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hereof, then the Option will expire on the thirtieth (30th) day after the date of such termination.
         (b) Subject to paragraphs (c) and (d) hereof, if the Grantee retires from the Companies at an age at which such Grantee would be eligible to receive benefits under the Federal Social Security Act or retires with the consent of the Board of Directors of the Company, the Option will expire three (3) months after the date of termination.
         (c) Subject to paragraph (d) hereof, if the Grantee becomes Disabled while serving as an Employee, the Option will expire twelve (12) months after the date of termination of the Employee's employment as the result of having become Disabled.
         (d) If the Grantee dies while serving as an Employee, or if the Grantee dies within twelve (12) months after termination of service in accordance with paragraph (c) hereof, or if the Grantee shall die within three
(3) months after termination of service in accordance with paragraph (b) hereof, the Option will expire twelve (12) months after the date of death.

         SECTION 5. The Option or a portion thereof shall be exercised by delivering or mailing at the time of exercise to the Committee:
         (a) a notice in writing specifying the number of whole Shares to be purchased, and
         (b) payment in full of the Exercise Price for the Shares so purchased by (i) a money order, cashiers check, certified check or personal check payable to the Company, (ii) shares of Common

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Stock owned by the Grantee duly endorsed for transfer, or (iii) such other form of payment as shall be determined by the Committee to be acceptable. Any shares delivered to the Company as payment for Shares upon exercise of the Option shall be valued at their fair market value as of the date of exercise of the Option as determined by (A) reference to prices quoted on a public exchange for the Common Stock or, (B) if no such quotation exists, as determined by the Committee in its sole discretion.

         SECTION 6. Each exercise of the Option or portion thereof shall be subject to the condition that if at any time the Company shall determine, in its discretion, that it is necessary or desirable as a condition of, or in connection with, such exercise (or the delivery of Shares thereunder) (i) to satisfy withholding tax or other withholding liabilities, (ii) to effect the listing, registration or qualification on any securities exchange or under any state or federal law of any Shares deliverable in connection with such exercise, or (iii) to obtain the consent or approval of any regulatory body, then in any such event such exercise shall not be effective unless such withholding, listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company. Any such limitation affecting the right to exercise an Option shall not extend the time within which the Option may be exercised, unless the Committee in its sole discretion determines otherwise; and neither the Company nor the directors or officers of the Company nor the Committee shall have any obligation or liability to the

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Grantee or to any executor, administrator, guardian or other legal representative of the Grantee with respect to any Shares with respect to which the Option shall lapse or with respect to which the purchase of Shares shall not be effected, because of such limitation.

         SECTION 7.
         (a) The Company shall not be obligated to sell any Shares upon the exercise of the Option unless the Shares with respect to which the Option is being exercised are at that time effectively registered or exempt from registration under the Securities Act of 1933, and the sale of such Shares is in compliance with all applicable state securities laws. If Shares are not registered under the Act, but are exempt from registration the Grantee shall, upon exercise of all or any portion of the Option, represent and warrant to the Company that the Shares being acquired are being acquired for investment only and without any present intention to resell or otherwise distribute such Shares.
         (b) In the absence of registration for the purpose of resale, or the availability of an exemption from registration, under the Securities Act of 1933, the Shares acquired upon exercise shall not be offered, sold, assigned, pledged, hypothecated or otherwise transferred by the Grantee. Stock certificates evidencing unregistered Shares acquired upon exercise of the Option shall bear the following legend:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE. SUCH

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         SHARES MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR
         OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE SECURITIES LAWS, OR UPON DELIVERY TO THE ISSUER OF AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO SAID CORPORATION, THAT REGISTRATION UNDER SUCH LAWS IS NOT REQUIRED."

         SECTION 8. [RESERVED]

         SECTION 9. The Grantee shall be solely responsible for any federal, state or local income taxes imposed in connection with the exercise of the Option or the delivery of Shares incident thereto. Prior to the transfer of Shares to the Grantee in connection with the exercise of the Option, or a portion thereof, the Grantee shall remit to the Company an amount sufficient to satisfy any federal, state or local withholding tax requirements.

         SECTION 10. The Option shall be exercisable only by the Grantee or, in the case of the Grantee's death or incapacity, by the Grantee's executors, administrators, guardians or other legal representatives and shall not be assignable or transferable by him, and no other person shall acquire rights therein.

         SECTION 11. Upon receipt of the notice of exercise and payment of the Exercise Price, the Company shall, subject to the provisions of Sections 6, 7 and 9 of this Agreement, promptly issue to the Grantee a certificate or certificates for the Shares purchased, without charge to him for issue or transfer tax. Until the issuance of such certificates, no right to direct the vote or receive dividends or other distributions nor any other rights as a stockholder of the Company shall exist with respect to Shares

                                      -7-
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receivable, notwithstanding the exercise of the Option.  Except as provided in Section 12 of this Agreement, no adjustment shall be made for distribution or other rights for which the record date is prior to the date a Common Stock certificate is issued.

         SECTION 12.
         (a) If the Company shall be involved in a merger, consolidation or other reorganization, the Grantee shall be entitled, whether or not the Company is the surviving corporation, to receive an option to purchase the same number of shares (or a fraction of a share) in the surviving corporation that a holder of a number of Shares equal to the total number of Shares that the Grantee could purchase in accordance with the vesting schedule of Section 3 above, would be entitled to receive under the terms of the merger or consolidation. The option granted under this Section 12 shall be deemed granted on the date the original Option was granted for purposes of Section 3. If the Company is not the surviving corporation, the surviving corporation (the "Successor") shall succeed to the rights and obligations of the Company under this Agreement, including, without limitation, Section 8.
         (b) If any subdivision or combination of shares of Common Stock or any stock dividend, capital reorganization or recapitalization occurs after the adoption of the Plan, the Committee shall make such proportionate adjustments as are appropriate in the purchase price of, and the number of Shares underlying, the Option in order to prevent the dilution or enlargement of the rights of the Grantee.

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         SECTION 13.    Nothing contained in this Agreement shall be deemed by
implication or otherwise to confer upon the Grantee any right of continual employment by any of the Companies.

         SECTION 14. Any notice to be given hereunder by the Grantee shall be sent by mail addressed to CCC Information Services Group Inc., 444 Merchandise Mart, Chicago, Illinois 60654-1005, to the attention of the Corporate Secretary. Any notice by the Company to the Grantee shall be sent by mail addressed to the Grantee at the address of the Grantee shown on page 1 hereof. Either party may, by notice given to the other in accordance with this
Section 14, change the address to which subsequent notices shall be sent.

         SECTION 15. It is expressly understood and agreed that the Grantee assumes all risks incident to any change hereafter in the applicable laws or regulations or incident to any change in the market value of the Shares after the exercise in whole or in part of the Option.

         SECTION 16. The Option is not, is not intended to be, and shall not be treated as, an "incentive stock option" as defined in Section 422 of the Internal Revenue Code of 1986.

         SECTION 17. This Agreement is entered into pursuant to the Plan (a copy of which is delivered to the Grantee concurrently with this grant). This Agreement is subject to all of the terms and provisions of the Plan, which are incorporated into this Agreement by reference. In the event of a conflict between this Agreement and the Plan, the provisions of the Plan shall govern.

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

Unless otherwise defined herein, all capitalized terms contained herein shall have the same meaning as set forth in the Plan.

         SECTION 18. This Agreement shall be governed by, and shall be construed, enforced and administered in accordance with, the laws of the State of Delaware, except to the extent that such laws may be superseded by any Federal law. This Agreement may not be modified orally.

         SECTION 19. This Agreement, including, without limitation, Section 9, shall remain in full force and effect and shall be binding against the parties hereto for so long as the Option remains outstanding and any Shares issued to the Grantee under this Agreement continue to be held by the Grantee.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in its corporate name, and the Grantee has executed the same in evidence of the Grantee's acceptance hereof, upon the terms and conditions herein set forth, as of the day and year first above written.


                             CCC INFORMATION SERVICES GROUP INC.


                             By:_____________________________



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